SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2003

Mestek, Inc.

(Exact name of registrant as specified in its chapter)

Pennsylvania	1-448	25-0661650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

260 North Elm Street, Westfield, MA		01085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (413)-568-9571

      Item 5 – Other Events

This report contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control. Certain statements in this Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are not historical facts but rather reflect the Company’s current expectations concerning future results and events. The words “believes”, “expects”, “intends”, “plans”, “anticipates”, “hopes”, “likely”, “will”, and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances. On December 9, 2003, Mestek, Inc. (“Company”) issued a notice to its directors and executive officers regarding the commencement of blackout period in the Company’s common stock due to the transition of the assets of several 401-K retirement plans sponsored by the Company, which include investments in the Company’s common stock, to a new record keeper. A copy of said notice is attached hereto as Exhibit 99.9. The amount of common stock held as investments under the several 401-K retirement sponsored by the Company is 8,349 shares as of December 4, 2003. This represents less than one tenth of one percent of the issued and outstanding shares of the Company’s common stock.

      Item 7 — Financial Statements and Exhibits

(a)     Not applicable

(b)     Not applicable

(c)     Exhibits:

Exhibit	Description
99.9	Memorandum dated December 8, 2003

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESTEK, INC.

By /s/ Stephen M. Shea
Stephen M. Shea
Senior Vice President
Chief Financial Officer
Date: December 9, 2003